EXHIBIT 10.1

K•SWISS INC.

AMENDED AND RESTATED

1990 STOCK INCENTIVE PLAN

(as amended through October 28, 2002)

Section 1.  Purpose of Plan

The purpose of this Amended and Restated 1990 Stock Incentive Plan (“Plan”) of K•Swiss Inc., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

Section 2.  Persons Eligible Under Plan

Any person employed by the Company or any of its subsidiaries on a salaried basis, including any director who is so employed (an “Employee”), shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3.  Awards

(a)  The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Class A Common Stock, par value $.01 per share, of the Company (“Class A Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Class A Shares or with a value derived from the value of the Class A Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b)  Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c)  Class A Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(d)  Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i)  a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

(ii)  a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an “Incentive Stock Option”).

(e)  Notwithstanding any other provision of this Plan, no one Employee shall be granted options or other Awards with respect to more than 100,000 Class A Shares in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as performance-based compensation described in Section 162(m) of the Internal Revenue Code (“Performance-Based Compensation”). The limitation set forth in this Section 3(e) shall be subject to adjustment as provided in Section 7 hereof, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

(f)  Subject to the provisions of this Plan, the purchase price of any Award and the Award holder’s tax withholding obligation (if applicable) with respect to such Award shall be made by any one or more of the following:

(i)  payment in full in cash, at or before the time the Company delivers the Class A Shares underlying such Award;

(ii)  the delivery of previously owned Class A Shares of the Company (including “pyramiding”), at or before the time the Company delivers the Class A Shares underlying such Award;

(iii)  a reduction in the amount of Class A Shares or other property otherwise issuable pursuant to such Award; or

(iv)  the holder of the Award irrevocably authorizing a broker approved in writing by the Company to sell Class A Shares to be acquired through exercise of the Award and remitting to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that notwithstanding anything in this Plan to the contrary, (a) the Company shall only deliver such Class A Shares at or after the time the Company receives full payment for such Class A Shares, (b) the purchase price for such Class A Shares and tax withholdings (if applicable) will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying Class A Shares are received by the authorized broker, (c) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (d) in no event shall the holder of the Award enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to the holder of such Award before the date the Shares underlying such Award are delivered or released by the Company.

Notwithstanding anything in this Plan to the contrary, no Award holder shall be permitted to pay the purchase price of the Class A Shares underlying such Award, or other property issuable pursuant to such Award, or such recipient’s withholding tax obligation with respect to such issuance (if applicable), in whole or in part by the delivery of a promissory note.

(g)  Notwithstanding any provisions of this Plan to the contrary:

(i)  payment of the purchase price for Class A Shares underlying an Award and the Award holder’s withholding tax obligation (if applicable) with respect to such Class A Shares shall be due the date the Class A Shares underlying the Award are delivered; and

(ii)  in no event shall the Company issue or deliver Class A Shares underlying an Award before the Company receives payment for such Class A Shares pursuant to Section 3(f).

(h)  Notwithstanding any provisions of this Plan to the contrary, Awards shall be deemed to be exercised when both of the following shall have occurred:

(i)  the delivery to the Company of a written notice of such exercise; and

(ii)  payment in full of the aggregate purchase price for the Class A Shares or other property issuable pursuant to such Award and any tax withholding obligation (if applicable) with respect to such issuance.

Section 4.    Stock Subject to Plan

(a)  The aggregate number of Class A Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 3,300,000, subject to adjustment as provided in Section 7 hereof.

(b)  At any time, the aggregate number of Class A Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 3,300,000, subject to adjustment as provided in Section 7 hereof.

(c)  For purposes of Section 4(b) hereof, the aggregate number of Class A Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i)  the number of Class A Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Class A Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

(ii)  the number of Class A Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Class A Shares issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance; plus

(iii)  the maximum number of Class A Shares which are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 5.  Duration of Plan

No Awards shall be granted under this Plan after January 9, 2000. Although Class A Shares may be issued after January 9, 2000 pursuant to Awards granted prior to such date, no Class A Shares shall be issued under this Plan after January 9, 2010.

Section 6.  Administration of Plan

(a) This Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”) consisting of two or more directors, each of whom is a “disinterested person” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

(b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i)  adopt, amend and rescind rules and regulations relating to this Plan;

(ii)  determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

(iii)  grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Class A Shares issuable pursuant thereto;

(iv)  determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

(v)  interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 7.  Adjustments

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan and (c) to the extent permitted under Section 3(e) hereof, the maximum number of Class A Shares with respect to which Awards may be granted to any Employee during any calendar year; provided, however, that no adjustment shall be made to the number of Class A Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Class A Shares with respect to which Inventive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

Section 8.  Amendment and Termination of Plan

The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 9.  Effective Date of Plan

The 1990 Stock Incentive Plan became effective on January 9, 1990. The amendments to the Plan reflected herein shall be effective as of October 28, 2002, the date upon which it was approved by the Board; provided, however, that no Class A Shares may be issued under this Plan until it has been approved, directly or indirectly, by (a) the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of Delaware or (b) the written consent of the holders of a majority of the securities of the Company entitled to vote.

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